July 22, 2003

EXHIBIT 99.1

[APOGENT logo appears here]

NEWS RELEASE

30 Penhallow Street

Portsmouth, NH 03801

(603) 433-6131

(800) 327-9970

Contact:	Adam Taich Director of Investor Relations
Phone:	(603) 433-6131 Ext. 415

(For Immediate Release)

Apogent Reports Third Quarter and Year-to-Date Results

PORTSMOUTH, N.H (July 22, 2003): Apogent Technologies Inc. (NYSE: AOT), a leading manufacturer of clinical diagnostic and life science research products, today reported financial results for the third quarter and year-to-date ended June 30, 2003. Diluted earnings per share from continuing operations for the third quarter were $0.36.

Income and diluted earnings per share from continuing operations for the third quarter were $35.7 million and $0.36, respectively. These results compare with income and diluted earnings per share from continuing operations for the third quarter of fiscal 2002 of $33.9 million and $0.31, respectively. Excluding restructuring, income and diluted earnings per share from continuing operations for the third quarter were $36.6 million and $0.36, respectively. For the third quarter of fiscal 2002, income and diluted earnings per share from continuing operations, excluding restructuring, were $34.9 million and $0.32, respectively.

Net sales for the third quarter were $278.5 million compared with $267.2 million in the same period last year, an increase of 4.2%. Net sales year-to-date were $812.9 million compared to $756.3 million for the prior year, an increase of 7.5%.

Commenting on the financial results of the Company, Frank H. Jellinek, Jr., President and Chief Executive Officer of Apogent, said: “During the third quarter, we continued to see growth in various segments of our consumables businesses. We experienced significant growth in our immunodiagnostics and clinical consumables segments. However, this growth was offset by continued softness in capital equipment sales and cautious spending from large pharmaceutical accounts for other research products.

July 22, 2003

Also, we continue to examine all aspects of our business closely in an effort to reduce costs and working capital.”

During the quarter, the Company repurchased 8,499,522 shares of its common stock, including 6,022,952 shares purchased as part of the previously announced modified “Dutch Auction” tender offer. With regard to the Company’s continuing share buyback program, Mr. Jellinek commented: “We were pleased with the results of the tender offer, and we intend to continue with our plan to reduce our share count on an opportunistic basis, as announced at the end of last quarter.”

THIRD QUARTER AND YEAR-TO-DATE FINANCIAL RESULTS

Quarterly and year-to-date comparisons of net sales by business segment are as follows:

NET SALES

	Three Months Ended June 30, (in thousands)
Business Segment	2003	2002	Growth[1]	Internal Growth
Clinical Group	$127,818	$122,754	4.1%	1.7%
Research Group	150,660	144,438	4.3%	0.5%

Total	$278,478	$267,192	4.2%	1.0%

	Nine Months Ended June 30, (in thousands)
Business Segment	2003	2002	Growth[1]	Internal Growth
Clinical Group	$379,747	$351,137	8.1%	2.5%
Research Group	433,167	405,117	6.9%	2.0%

Total	$812,914	$756,254	7.5%	2.3%

1 Please refer to Exhibit 7 for a breakdown of net sales growth for the three and nine month periods ended June 30, 2003.

July 22, 2003

Apogent’s net sales for the quarter and year-to-date periods by geographic area were as follows:

	Three Months Ended June 30, (in thousands)
Geographic Area	2003	2002
North America	$203,205	$198,494
Europe	51,416	44,704
Asia	17,327	16,166
Other	6,530	7,828

Total	$278,478	$267,192

	Nine Months Ended June 30, (in thousands)
Geographic Area	2003	2002
North America	$592,171	$556,263
Europe	152,486	132,075
Asia	49,413	44,722
Other	18,844	23,194

Total	$812,914	$756,254

DETAILED FINANCIAL RESULTS

Please refer to the financial statements at the end of this press release when reviewing the following financial information.

Gross profit for the third quarter of fiscal 2003 was $133.7 million, an increase of 2.5% from $130.4 million for the same period last year. Gross margin fell from 48.8% in the third quarter of last year to 48.0% in the third quarter of this year. Year-to-date gross margin was 47.9%, or $389.8 million, versus 48.8% or $369.4 million last year.

Selling, general and administrative expenses for the quarter were $70.4 million, an increase of 5.6% from $66.7 million for the same period last year. Selling, general and administrative expenses were $210.7 million for the first nine months of the fiscal year versus $190.2 million for the same period last year.

Operating income for the third quarter of 2003 was $63.3 million, a decrease of 0.8%, from $63.8 million for the same period last year. Operating income year-to-date was $179.1 million compared to $179.2 million for the same period last year.

Earnings before interest, taxes, depreciation and amortization from continuing operations (Adjusted EBITDA) was $77.7 million for the three months ended June 30,

July 22, 2003

2003, versus $78.0 million for the same period in 2002. Adjusted EBITDA was $223.4 million and $219.6 million for the nine months ended June 30, 2003 and 2002, respectively. Net income was $37.0 million for the three months ended June 30, 2003 compared to $36.1 million for the same period in 2002. Net income was $9.3 million for the nine months ended June 30, 2003 compared to $85.0 million for the same period in 2002.

The Company has included information concerning Adjusted EBITDA because management believes that certain investors use Adjusted EBITDA as one measure of a company’s historical ability to service its debt. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as an indicator of Apogent’s operating performance or cash flows as a measure of liquidity. Adjusted EBITDA has not been prepared in accordance with generally accepted accounting principles (GAAP). Adjusted EBITDA, as presented by Apogent, may not be comparable to similarly titled measures reported by other companies. Certain other non-GAAP financial measures (i.e., income excluding restructuring) have been provided in order to provide consistency with the format of presentation previously made to the investing public.

Accounts receivable were $174.9 million and inventory was $213.4 million at the end of the third quarter. Outstanding days of sales in the third quarter were 55.3 days compared with 56.9 days for the same period last year, restated for the discontinued operations. Inventory turns for the quarter were 2.6, compared with 2.6 for the last quarter, and 2.6 for the third quarter of last year.

RESTRUCTURING

Restructuring expenses during the three and nine months ended June 30, 2003 were $1.4 million and $1.8 million, respectively. These charges were primarily related to severance and other costs associated with the consolidation of facilities and discontinuance of certain product lines.

INCOME TAXES

During the quarter, the Company revised its estimated effective annual tax rate for fiscal 2003 down from 36.5% to 36% due to the expected utilization of additional foreign tax credits. The effective tax rate for the three months ended June 30, 2003 of 29.7% was favorably impacted by the utilization of additional foreign tax credits on the Company’s prior year tax returns filed this quarter and the cumulative effect of the fiscal 2003 rate change. The Company anticipates that its estimated effective annual tax rate for the fiscal year 2004 will be 36%.

SHARE REPURCHASES

Pursuant to our previously announced modified “Dutch Auction” tender offer, Apogent repurchased approximately 6.0 million shares during the third quarter at a price of $17.50. In addition, the Company repurchased approximately 2.5 million additional shares at an average price of $20.49 per share.

July 22, 2003

As of the end of the third quarter, the number of shares outstanding was approximately 93.7 million.

In accordance with prior Board authorizations, the Company is authorized to repurchase an additional 13.4 million shares over the course of the period ending September 30, 2005.

BOND OFFERING

As previously announced, Apogent sold $250 million of 6 ½% senior subordinated notes due 2013 in a private placement that closed on June 2, 2003. Apogent and its guarantor subsidiaries recently filed an exchange offer registration statement with respect to these notes, as promised in connection with their issuance.

ACQUISITION

On July 1, 2003, Apogent purchased the PathoDx line of products from Diagnostic Products Corporation. The PathoDx line consists of manual latex agglutination and immunoflorescent microscopy diagnostic tests. Net sales from this product line for the first full year are expected to be approximately $2.5 million.

OUTLOOK FOR THE BALANCE OF THE YEAR AND FISCAL 2004

The Company is maintaining its guidance for the full fiscal year of 2003 to a range of $1.26 to $1.30 diluted earnings per share from continuing operations, before restructuring ($1.21 to $1.26 diluted earnings per share after restructuring charges of approximately $7 million, or $0.04 to $0.05 per share). Although the Company has not commenced its detailed budgeting process for fiscal year 2004, the Company’s preliminary estimate of diluted earnings per share for fiscal 2004 falls within a range of $1.50 to $1.65. This range assumes that the Company repurchases an additional 6.5 million shares.

CONFERENCE CALL

On Wednesday, July 23, 2003, at 11:00 a.m. EST, Apogent will host a conference call to discuss its second quarter financial results for the period ended June 30, 2003. The dial-in numbers for the teleconference are:

Domestic Callers	(877) 679-9049

International Callers	(952) 556-2803

The conference call will be simultaneously audio web cast in the Investor Relations section of Apogent’s website at www.apogent.com and will be available there until August 23, 2003.

A telephone replay of the call will also be available until 1:00 p.m. EST on Thursday, July 24, 2003. The telephone replay numbers are (800) 615-3210 (Domestic Callers) or (703) 326-3020. (International Callers), passcode 6400826.

July 22, 2003

UPCOMING COMPANY TRADE SHOW EXHIBITS

Show	Details
American Association of Clinical Chemistry	July 20 – 24, 2003 Philadelphia, PA www.aacc.org

ABOUT APOGENT

Apogent is a diversified worldwide leader in the design, manufacture, and sale of value-added laboratory and life science products essential for healthcare diagnostics and scientific research. Apogent’s companies are divided into two business segments for financial reporting purposes: Clinical Group and Research Group.

FORWARD-LOOKING STATEMENTS

Statements made in this press release regarding future matters are forward-looking statements that involve risks and uncertainties. Forward-looking statements, including those dealing with competitors, customers, acquisitions, sales, profit margins, earnings, product development, financial performance, stock repurchase intentions, and growth strategies, are based on current expectations. Our actual results may differ materially from those presently anticipated. Factors that could cause actual results to differ materially include, among others: financial risks associated with our holding company structure; currency and other risks associated with our international operations; risks from rapid technological change and new product introductions; the cyclical nature of some of the industries and markets into which we sell our products; changes in customer purchasing patterns; competitive factors; transitional challenges associated with acquisitions; the possibility of future restructuring or impairment charges against our reported earnings; our dependence upon key distributors and original equipment manufacturers; possible disruption of our manufacturing operations from labor unrest, shortages of critical materials or other causes; the success or failure of the proposed issuer tender offer and related transactions; regulatory and litigation risks; and the other “Cautionary Factors” contained in Item 7 of the Company’s most recent Form 10-K and our subsequent reports filed with the Securities and Exchange Commission from time to time. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

* * * * *

July 22, 2003

Exhibit 1

APOGENT TECHNOLOGIES INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands except share and per share data)

(unaudited)

	June 30, 2003	September 30, 2002
Assets
Current assets:
Cash and cash equivalents	$86,150	$16,327
Accounts receivable (less allowance for doubtful accounts of $4,008 and $5,723 respectively)	174,945	186,950
Inventories	213,367	203,997
Deferred income taxes	14,127	14,127
Prepaid expenses and other current assets	18,957	19,689

Assets of discontinued operations—avail. for sale	52,879	5,436

Total current assets	560,425	446,526
Available for sale security	62,727	60,183
Property, plant and equipment, net	274,958	270,893
Intangible assets	1,173,866	1,243,113
Other assets	19,414	15,370

Total assets	$2,091,390	$2,036,085

Liabilities and Shareholders’ Equity
Current liabilities:
Short-term debt and overdrafts	$14,006	$10,640
Accounts payable	45,512	53,779
Current portion of long-term debt	2,204	25,352
Income taxes payable	46,975	53,064
Accrued payroll and employee benefits	31,056	32,009
Accrued interest expense	9,341	16,630
Restructuring reserve	1,250	1,548
Other current liabilities	29,367	23,074
Liabilities of discontinued operations	5,545	305

Total current liabilities	185,256	216,401
Long-term debt	884,717	635,020
Securities lending agreement	62,727	60,183
Deferred income taxes	144,090	132,100
Other liabilities	17,522	17,243
Commitments and contingent liabilities	—	—
Shareholders’ equity:
Preferred stock, $0.01 par value; authorized 20,000,000 shares	—	—
Common stock, $0.01 par value; authorized 250,000 shares issued 107,019,535 and 106,976,877 shares respectively; outstanding 93,698,339 and 105,967,853 shares respectively	1,070	1,070102
Equity rights, 50 rights at $1.09 per right	—	—
Additional paid-in capital	270,591	271,682
Retained earnings	758,095	748,791
Accumulated other comprehensive income (loss)	8,100	(26,419)
Treasury common stock 13,321,196 and 1,009,024 shares at cost	(240,778)	(19,986)

Total shareholders’ equity	797,078	975,138

Total liabilities and shareholders’ equity	$2,091,390	$2,036,085

July 22, 2003

Exhibit 2

APOGENT TECHNOLOGIES INC. AND SUBSIDIARIES

Consolidated Statements of Income

(In thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2003	2002	2003	2002
Net sales	$278,478	$267,192	$812,914	$756,254
Cost of sales	143,839	135,304	422,205	381,750
Restructuring charge	955	1,440	955	5,113

Total cost of sales	144,794	136,744	423,160	386,863

Gross profit	133,684	130,448	389,754	369,391

Selling, general and administrative expenses	69,923	66,655	209,863	188,577
Restructuring charge	475	—	807	1,614

Total selling, general and administrative expenses	70,398	66,655	210,670	190,191

Operating income	63,286	63,793	179,084	179,200
Other income (expense):
Interest expense	(11,635)	(10,273)	(32,427)	(30,851)
Amortization of deferred financing fees	(1,006)	(938)	(2,809)	(2,680)
Other, net	163	963	943	3,272

Income from continuing operations before income taxes	50,808	53,545	144,791	148,941
Income taxes	15,104	19,597	49,408	54,512

Income from continuing operations	35,704	33,948	95,383	94,429
Discontinued operations, net of income tax benefit	1,249	2,125	(86,079)	(9,437)

Net income	$36,953	$36,073	$9,304	$84,992

Basic earnings per common share from continuing operations	$0.36	$0.32	$0.93	$0.89
Discontinued operations	0.01	0.02	(0.84)	(0.09)

Basic earnings per common share	$0.37	$0.34	$0.09	$0.80

Diluted earnings per common share from continuing operations	$0.36	$0.31	$0.92	$0.87
Discontinued operations	$0.01	0.02	(0.83)	(0.09)

Diluted earnings per common share	$0.37	$0.33	$0.09	$0.78

Weighted average basic shares outstanding	99,486	106,816	103,053	106,452
Weighted average diluted shares outstanding	100,526	109,010	104,056	108,996

July 22, 2003

Exhibit 3

APOGENT TECHNOLOGIES INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended June 30,
	2003	2002
Cash flows from operating activities:
Net income	$9,304	$84,992
Adjustments to reconcile net income to net cash provided by operating activities
Discontinued operations	86,079	9,437
Depreciation	31,819	27,499
Amortization	14,377	12,272
Gain on sale of property, plant and equipment	244	100
Provision for losses on doubtful accounts	(808)	(496)
Inventory provisions	982	(2,919)
Deferred income taxes	10,252	3,416
Changes in assets and liabilities, net of effects of businesses acquired:		—
Decrease in accounts receivable	3,312	1,107
Increase in inventories	(12,092)	(17,817)
Increase in prepaid expenses and other current assets	(3,376)	(4,734)
Decrease in accounts payable	(6,956)	(7,409)
Increase (decrease) in income taxes payable	(6,604)	14,964
Decrease in accrued payroll and employee benefits	(1,372)	(957)
Decrease in accrued interest expense	(7,290)	(6,861)
Increase (decrease) in restructuring reserve	(298)	3,188
Increase (decrease) in other current liabilities	2,842	(6,045)
Net change in other assets and liabilities	(4,970)	9,051

Net cash provided by operating activities	115,445	118,788

Cash flows from investing activities:
Capital expenditures	(37,684)	(31,356)
Proceeds from sales of property, plant and equipment	1,221	1,119
Net payments for businesses acquired	(21,654)	(142,117)
Other investing activities	1,546	—

Net cash used in investing activities	(56,571)	(172,354)

Cash flows from financing activities:
Proceeds from revolving credit facility	469,400	285,200
Principal payments on revolving credit facility	(469,400)	(465,300)
Proceeds from long-term debt	250,000	300,000
Principal payments on long-term debt	(23,408)	(45,372)
Proceeds from the exercise of stock options	2,543	8,407
Proceeds from stock purchase program	927	—
Purchase of treasury stock	(226,348)	—
Financing fees paid	(9,168)	(8,081)
Other financing activities	2,510	(374)

Net cash provided by (used in) financing activities	(2,944)	74,480

Effect of exchange rate changes on cash and cash equivalents	13,893	4,503

Net increase in cash and cash equivalents	69,823	25,417
Cash and cash equivalents at beginning of period	16,327	9,192

Cash and cash equivalents at end of period	$86,150	$34,609

July 22, 2003

Exhibit 4

APOGENT TECHNOLOGIES INC. AND SUBSIDIARIES

Adjusted Consolidated Statements of Income

(In thousands, except per share data)

(unaudited)

	Three months ended June 30, 2003			Three months ended June 30, 2002
	US GAAP Results	Adjustments (D)	Adjusted Results (A)	As Previously Reported US GAAP Results (B)	Discontinued Operations (C)	Adjustments (D)	Adjusted Results (A)
Net sales	$278,478	$—	$278,478	$280,700	$(13,508)	$—	$267,192
Cost of sales	143,839	—	143,839	141,783	(6,479)	—	135,304
Restructuring charge	955	(955)	—	1,440	—	(1,440)	—

Total cost of sales	144,794	(955)	143,839	143,223	(6,479)	(1,440)	135,304

Gross profit	133,684	955	134,639	137,477	(7,029)	1,440	131,888
Selling, general and administrative expenses	69,923	—	69,923	70,189	(3,534)	—	66,655
Restructuring charge	475	(475)	—	—	—	—	—

Total selling, general and administrative expenses	70,398	(475)	69,923	70,189	(3,534)	—	66,655

Operating income	63,286	1,430	64,716	67,288	(3,495)	1,440	65,233
Other income (expense):
Interest expense	(11,635)	—	(11,635)	(10,273)	—	—	(10,273)
Amortization of deferred financing fees	(1,006)	—	(1,006)	(938)	—	—	(938)
Other, net	163	—	163	943	20	—	963

Income from continuing operations before income taxes	50,808	1,430	52,238	57,020	(3,475)	1,440	54,985
Income taxes	15,104	515	15,619	20,846	(1,249)	526	20,123

Income from continuing operations	35,704	915	36,619	36,174	(2,226)	914	34,862
Discontinued operations, net of income tax benefit	1,249	—	1,249	(101)	2,226	—	2,125

Net income	$36,953	$915	$37,868	$36,073	$—	$914	$36,987

Basic earnings per common share from continuing operations	$0.36		$0.37	$0.34			$0.33
Discontinued operations	0.01		0.01	(0.00)			0.02

Basic earnings per common share	$0.37		$0.38	$0.34			$0.35

Diluted earnings per common share from continuing operations	$0.36		$0.36	$0.33			$0.32
Discontinued operations	$0.01		$0.01	$(0.00)			$0.02

Diluted earnings per common share	$0.37		$0.38	$0.33			$0.34

Weighted average basic shares outstanding	99,486		99,486	106,816			106,816
Weighted average diluted shares outstanding	100,526		100,526	109,010			109,010

(A)	These Adjusted Consolidated Statements of Income are for informational purposes only and are not in accordance with US generally accepted accounting principles (GAAP). These statements exclude the impact of the restructuring charges.

(B)	Amounts previously reported. Includes the results of Vacuum Process Technology, Inc. (VPT) which was discontinued during FY2002.

(C)	Reflects the impact of the discontinuance of Applied Biotech, Inc. (ABI) and BioRobotics Group Limited (BioRobtics) on historical financial results.

(D)	Reflects the impact of restructuring charges.

July 22, 2003

Exhibit 5

APOGENT TECHNOLOGIES INC. AND SUBSIDIARIES

Adjusted Consolidated Statements of Income

(In thousands, except per share data)

(unaudited)

	Nine months ended June 30, 2003			Nine months ended June 30, 2002
	US GAAP Results	Adjustments (D)	Adjusted Results (A)	As Previously Reported US GAAP Results (B)	Discontinued Operations (C)	Adjustments (D)	Adjusted Results (A)
Net sales	$812,914	$—	$812,914	$790,129	$(33,875)	$—	$756,254
Cost of sales	422,205	—	422,205	398,871	(17,121)	—	381,750
Restructuring charge	955	(955)	—	5,113	—	(5,113)	—

Total cost of sales	423,160	(955)	422,205	403,984	(17,121)	(5,113)	381,750

Gross profit	389,754	955	390,709	386,145	(16,754)	5,113	374,504
Selling, general and administrative expenses	209,863	—	209,863	198,319	(9,742)	—	188,577
Restructuring charge	807	(807)	—	1,614	—	(1,614)	—

Total selling, general and administrative expenses	210,670	(807)	209,863	199,933	(9,742)	(1,614)	188,577

Operating income	179,084	1,762	180,846	186,212	(7,012)	6,727	185,927
Other income (expense):
Interest expense	(32,427)	—	(32,427)	(30,804)	(47)	—	(30,851)
Amortization of deferred financing fees	(2,809)	—	(2,809)	(2,680)	—	—	(2,680)
Other, net	943	—	943	3,217	55	—	3,272

Income from continuing operations before income taxes	144,791	1,762	146,553	155,945	(7,004)	6,727	155,668
Income taxes	49,408	634	50,042	57,076	(2,564)	2,455	56,967

Income from continuing operations	95,383	1,128	96,511	98,869	(4,440)	4,272	98,701
Discontinued operations, net of income tax benefit	(86,079)	—	(86,079)	(13,877)	4,440	—	(9,437)

Net income	$9,304	$1,128	$10,432	$84,992	$—	$4,272	$89,264

Basic earnings per common share from continuing operations	$0.93		$0.94	$0.93			$0.93
Discontinued operations	(0.84)		(0.84)	(0.13)			(0.09)

Basic earnings per common share	$0.09		$0.10	$0.80			$0.84

Diluted earnings per common share from continuing operations	$0.92		$0.93	$0.91			$0.91
Discontinued operations	$(0.83)		$(0.83)	$(0.13)			$(0.09)

Diluted earnings per common share	$0.09		$0.10	$0.78			$0.82

Weighted average basic shares outstanding	103,053		103,053	106,452			106,452
Weighted average diluted shares outstanding	104,056		104,056	108,996			108,996

(A)	These Adjusted Consolidated Statements of Income are for informational purposes only and are not in accordance with US generally accepted accounting principles (GAAP). These statements exclude the impact of the restructuring charges.

(B)	Amounts previously reported. Includes the results of Vacuum Process Technology, Inc. (VPT) which was discontinued during FY2002.

(C)	Reflects the impact of the discontinuance of Applied Biotech, Inc. (ABI) and BioRobotics Group Limited (BioRobtics) on historical financial results.

(D)	Reflects the impact of restructuring charges.

July 22, 2003

Exhibit 6

Calculation of Adjusted EBITDA

(historical amounts have been restated to reflect discontinued operations)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2003	2002	2003	2002
	(unaudited)
Net income	$36,953	$36,073	$9,304	$84,992
Less: Discontinued operations	1,249	2,125	(86,079)	(9,437)
Income Taxes	15,104	19,597	49,408	54,512

Income from continuing operations before income taxes	50,808	53,545	144,791	148,941
Interest expense	11,635	10,273	32,427	30,851
Depreciation	10,443	9,027	31,819	27,499
Amortization	4,818	5,173	14,377	12,272

Adjusted EBITDA	$77,704	$78,018	$223,414	$219,563

July 22, 2003

Exhibit 7

	Three Months Ended	Nine Months Ended
	June 30,
	(unaudited)
Components of Net Sales Growth	2003	2003
Internal growth	1.0%	2.3%
Acquisitions	0.5%	2.8%
Foreign exchange	2.7%	2.4%

Total sales growth	4.2%	7.5%

The above figures represent the percentage growth in net sales as compared to the same period in fiscal 2002.